UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 08, 2022

CleanSpark, Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-39187	87-0449945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2370 Corporate Circle, Suite 160
Henderson, Nevada		89074
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 941-8047

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CLSK	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed on September 9, 2022, CleanSpark, Inc., a Nevada corporation (the “Company”) entered into (i) a Purchase and Sale Agreement (the “Purchase Agreement”), by and among the Company’s wholly owned subsidiary CSRE Properties Sandersville, LLC, a Georgia limited liability company (the “Property Purchaser”), Luna Squares, LLC, a Delaware limited liability company (the “Property Seller”), the Company and Mawson Infrastructure Group, Inc. a Delaware corporation (“Mawson” and, collectively with the Property Seller, the “Sellers”), and (ii) an Equipment Purchase and Sale Agreement (the “Equipment Purchase Agreement” and, together with the Purchase Agreement, the “Agreements” and, the transactions contemplated by the Agreements, the “Transactions”) by and among the Company’s wholly owned subsidiary CleanSpark GLP, LLC, a Georgia limited liability company (the “Miner Purchaser”), Cosmos Infrastructure, LLC, a Delaware limited liability company (the “Miner Seller”) and Mawson. The Company previously reported its entry into the Agreements in its Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 9, 2022 (the “Initial 8-K”).

On October 8, 2022, the parties to the Purchase Agreement entered into the First Amendment to Purchase and Sale Agreement (the “First Amendment”) to change the composition of the consideration payable on the closing of the acquisition for the Property from (x) (i) $17.0 million in cash; (ii) 1,590,175 shares (the “Closing Shares”) of common stock, par value $0.001 per share of the Company (the “Company Common Stock”) (which have a value of approximately $4.8 million based upon the closing price of the Common Stock on October 7, 2022), and (iii) $3.0 million in seller financing in the form of a promissory note (the “Promissory Note”) to (y) (i) $13.5 million in cash; (ii) the Closing Shares, and (iii) a $6.5 million Promissory Note (collectively, the “Purchase Agreement Consideration”). The First Amendment also made certain amendments to the terms of the Promissory Note.

On October 8, 2022 (the “Closing Date”), the Company and the Property Purchaser completed the acquisition (the “Closing”) of the Property, and paid the Purchase Agreement Consideration. Also on the Closing Date, the Miner Purchaser acquired 6,468 application-specific integrated circuit miners (the “ASICs”) pursuant to the Equipment Purchase Agreement, and agreed to pay up to $9.48 million in cash within 15 days of Closing.

The following additional consideration may be payable to Sellers following the Closing Date pursuant to the Purchase Agreement:

i. up to 1,100,890 shares of Company Common Stock (the “Earn-out Shares” and, together with the Closing Shares, the “Company Shares”) (which have a value of $4.5 million based upon the volume weighted average price of the Common Stock over the five trading days immediately preceding the signing date of the Agreements), based upon the number of modular data centers on the Property occupied by the Property Seller (“Co-location MDCs”) being emptied and made available for use by the Property Purchaser, with 100% of the Earn-Out Shares being available with respect to Co-location MDCs that are emptied on or before the 195th day after the Closing Date, and 84% of the Earn-out Shares being available with respect to Co-location MDCs that are emptied on the 196th day after the Closing Date, and such percentage being reduced by an additional 1 percentage point until 100 days following the 180th day after the Closing Date, after which Earn-Out Shares can no longer be earned; and

ii. up to an additional $2.0 million in a seller-financed earn-out payable at least 60 days post-closing if the Property Purchaser is able to utilize at least an additional 150 MW of power on the Property by the six month anniversary of the Closing Date. In the event that the Property Purchaser is able to utilize more than 80 MW but less than 230 MW of power on the Property by the six month anniversary of the Closing Date, then the Property Seller will be entitled to a pro rata portion of such earn-out.

The Closing Shares were, and any Earn-Out Share will be, issued in a private placement pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), under Section 4(a)(2) of the Securities Act. The Sellers represented that each of the Sellers is an accredited investor, and is acquiring the securities for its own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act.

At the Closing, the Property Purchaser issued a Promissory Note to the Property Seller with the principal amount of $6.5 million. The Promissory Note bears interest at a rate of 8% per annum, bears default interest of 15% per annum applicable to amounts unpaid when due, is due and payable 70 days from the date of the Closing, is guaranteed by the Company, and is secured by a security interest in certain modular data centers being purchased under the Purchase Agreement.

Pursuant to the Purchase Agreement, the Property Seller and its affiliates (collectively, the “Selling Parties”) have granted to the Property Purchaser a right of first refusal for a period of one year following the Closing Date with respect to a Selling Party’s potential sale of certain cryptocurrency mining facilities, mining assets and properties, including any U.S. facilities in which the Selling Parties acquire an interest during the period of the right of first refusal (individually, the “Other Mining Property”). The Selling Parties have also granted to the Property Purchaser a right of first offer with respect to the Other Mining Property for a period of 180 days after the Closing Date.

Pursuant to the Purchase Agreement, the Company has agreed that, following the Closing, it will register the Company Shares for resale by Sellers.

The Company is guaranteeing all of the Property Purchaser’s and Miner Purchaser’s obligations pursuant to the Agreements.

The foregoing descriptions of the Agreements, the First Amendment, the Promissory Note and the Transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the full text of the Agreements, the First Amendment and the Promissory Note, copies of which are attached as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4 hereto and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 7.01 Regulation FD Disclosure.

On October 11, 2022, the Company issued a press release announcing the closing of the Transactions. A copy of this press release is attached hereto as Exhibit 99.2 and is being furnished with this Current Report on Form 8-K (“Current Report”).

The information set forth under Item 7.01 of this Current Report, including Exhibit 99.2 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.2, shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely pursuant to this Item 7.01.

Item 9.01 Financial Statements and Exhibits.

10.1†

Purchase and Sale Agreement, dated as of September 8, 2022, by and among CSRE Properties Sandersville, LLC, Luna Squares LLC, Mawson Infrastructure Group, Inc. and the Company (incorporated by reference to Exhibit 10.1 to the Initial 8-K).

10.2†

Equipment Purchase and Sale Agreement, dated as of September 8, 2022, by and among CleanSpark GLP, LLC, Cosmos Infrastructure, LLC and Mawson Infrastructure Group, Inc. (incorporated by reference to Exhibit 10.2 to the Initial 8-K).

10.3*	First Amendment to Purchase and Sale Agreement, dated as of October 3, 2022, by and among CSRE Properties Sandersville, LLC, Luna Squares LLC, Mawson Infrastructure Group, Inc. and the Company.
10.4*	Secured Promissory Note of CSRE Properties Sandersville, LLC dated October 5, 2022.
23.1*	Consent of LNP Audit and Assurance International Pty Ltd, independent registered public accounting firm.
99.1*

Audited combined financial statements of the GA Business of Mawson as of and for the year ended December 31, 2021, and the unaudited interim financial statements of the GA Business of Mawson as of and for the period ended June 30, 2022.

99.2*	Press Release, dated as of October 11, 2022 (furnished herewith).
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

_____________________________

† Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or Exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or Exhibit so furnished.

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEANSPARK, INC.

Date:	October 11, 2022	By:	/s/ Rachel Silverstein
Name: Rachel Silverstein Title: Senior Vice President of Compliance and General Counsel